CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2026, relating to the financial statements of CoreWeave, Inc., appearing in the Annual Report on Form 10-K of CoreWeave, Inc. for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
San Jose, California
March 2, 2026